Exhibit 4.7

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of September 5, 2003, is by and between INTEGRATED SECURITY SYSTEMS, INC., a Delaware corporation (the "Company"), and MARY ROLAND and ANN ROSENBLOOM (collectively, "Shareholders").

                                   WITNESSETH:

         WHEREAS, the Company has issued to Shareholders ten million (10,000,000) shares of common stock of the Company (hereinafter referred to as the "Registrable Shares") pursuant to the Agreement and Plan of Merger dated September 5, 2003 among the Company, ISSI Merger Sub, Inc. (the "Merger Sub"), ARMR Services Corporation ("ARMR"), Paul Roland, Scott Rosenbloom, and the Shareholders (the "Merger Agreement");

         WHEREAS, the Registrable Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and, as an inducement to Shareholders to enter into the Merger Agreement and to consummate the merger of ARMR with and into the Merger Sub (the "Merger"), the Company has agreed to grant to Shareholders certain registration rights with respect to the Registrable Shares as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEMAND REGISTRATION.

         (a) The Company hereby agrees to use its best efforts to register all or any portion of the Registrable Shares on one (1) occasion upon receipt of a written request from a holder (the "Holder" or "Holders") of record of the Registrable Shares that the Company file a registration statement under the 1933 Act covering the registration of at least twenty-five (25%) of the Registrable Shares then outstanding; provided, however, that the Holders hereby agree not to exercise such demand registration rights pursuant to this Section 1 for a period of one (1) year following the date hereof unless Renaissance Capital Growth & Income Fund III ("Renaissance Capital") and/or Renaissance US Growth & Income Trust PLC ("Renaissance PLC") exercise any of their respective registration rights pursuant to that certain Registration Rights Agreement among the Company, Renaissance Capital and Renaissance PLC, or any other agreement(s) granting to Renaissance Capital and/or Renaissance PLC registration rights. The Company shall, within twenty (20) days of its receipt thereof, give written notice of such request to all holders of record of Registrable Shares. The Holders of said Registrable Shares shall then have fifteen (15) days from the date of mailing of such notice by the Company to request that all or a portion of their respective Registrable Shares be included in said registration.

         (b) If the Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Agreement, and the Company shall include such information in the written notice to the other Holders of Registrable Shares referred to in Section 1(a) above. In such event, the right of any Holder to include its Registrable Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting (unless otherwise mutually agreed by the Company, the underwriter, the initiating Holder (the "Initiating Holder") and such Holder) is limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(e) below) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by mutual agreement of the Company and the Initiating Holder, which agreement shall not be unreasonably withheld. Notwithstanding any other provision of this Section 1, if the underwriter advises the Initiating Holder and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holder shall so advise all Holders of Registrable Shares which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Shares that may be included in the underwriting shall be allocated on a pro rata basis among all Holders that have requested to participate in such registration.

         (c) Each such registration shall remain effective for a period of one hundred eighty (180) days, unless the Initiating Holder requests that such registration be terminated prior to the expiration of such period. Notwithstanding the foregoing, if the Holders elect not to sell all or any portion of the Registrable Shares pursuant to a demand registration which has become effective, such demand registration right shall nonetheless be deemed satisfied.

         (d) If, after a registration statement becomes effective, the Company advises the Holders that the registration statement is required to be amended under applicable federal securities laws, the Holders shall suspend any further sales of their Registrable Shares, until the Company advises them that the registration statement has been amended, but not more than thirty (30) days. The one hundred eighty (180)-day time period referred to in subsection (c) during which the registration statement must be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the right to sell the Registrable Shares was suspended pursuant to the preceding sentence.

         (e) The Company shall have the right to exclude an underwriter not reasonably acceptable to it.

2. "PIGGY-BACK" REGISTRATION. If the Company proposes to register any of its capital stock under the 1933 Act in connection with the public offering of such securities for its own account or for the account of its security Holders, other than Holders of Registrable Shares pursuant hereto (a "Piggy-Back Registration Statement"), except for (i) a registration relating solely to the sale of securities to participants in the Company's stock plans or employee benefit plans or (ii) a registration relating solely to a transaction for which Form S-4 may be used, then:

         (a) The Company shall give written notice of such determination to each Holder of Registrable Shares, and each such Holder shall have the right to request, by written notice given to the Company within fifteen (15) days of the date that such written notice was mailed by the Company to such Holder, that a specific number of Registrable Shares held by such Holder be included in the Piggy-Back Registration Statement (and related underwritten offering, if any);

         (b) If the Piggy-Back Registration Statement relates to an underwritten offering, the notice given to each Holder shall specify the name or names of the managing underwriter or underwriters for such offering. In addition, such notice shall also specify the number of securities to be registered for the account of the Company and for the account of its stockholders (other than the Holders of Registrable Shares), if any;

         (c) If the Piggy-Back Registration Statement relates to an underwritten offering, each Holder of Registrable Shares to be included therein must agree (i) to sell such Holder's Registrable Shares on the same basis as provided in the underwriting arrangement approved by the Company, and (ii) to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the United States Securities and Exchange Commission (the "SEC") or by any state securities regulatory body;


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

         (d) If the managing underwriter or underwriters for the underwritten offering under the Piggy-Back Registration Statement determines that inclusion of all or any portion of the Registrable Shares in such offering would materially adversely affect the ability of the underwriters for such offering to sell all of the securities requested to be included for sale in such offering at the best price obtainable therefor, the aggregate number of Registrable Shares that may be sold by the Holders shall be limited to such number of Registrable Shares, if any, that the managing underwriter or underwriters determine may be included therein without such adverse effect as provided below. If the number of securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering, there shall be included in the offering, first, up to the maximum number of securities to be sold by the Company for its own account, and second, as to the balance, if any, Registrable Shares requested to be included therein by the Holders thereof (pro rata as between such Holders and all other holders of common stock of the Company exercising Registration Rights based upon the number of shares proposed to be registered by each), or in such other proportions as the managing underwriter or underwriters for the offering may require.

         (e) Holders of Registrable Shares shall have the right to withdraw their Registrable Shares from the Piggy-Back Registration Statement, but if the same relates to an underwritten offering, they may only do so during the time period and on the terms agreed upon among the underwriters for such underwritten offering and the Holders of Registrable Shares;

         (f) The Holders will advise the Company at the time a registration becomes effective whether the Registrable Shares included in the registration will be underwritten or sold directly by the Holders;

         (g) All demand and piggy-back registration rights of the Holders shall terminate when all of the Registrable Shares then outstanding may be sold pursuant to Rule 144(k) promulgated under the 1933 Act ("Rule 144(k)").

3.       OBLIGATIONS   OF  THE   COMPANY.   Whenever   required  to  effect  the
registration of any Registrable Shares pursuant to this Agreement, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective until the sooner of all such Registrable Shares having been distributed, or until one hundred twenty (120) days have elapsed since such registration statement became effective (subject to extension of this period as provided below);

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement, or one hundred twenty (120) days have elapsed since such registration statement became effective (subject to the extension of this period as provided below);


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

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

         (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify as a broker-dealer in any states or jurisdictions or to do business or to file a general consent to service of process in any such states or jurisdictions;

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form reasonably satisfactory to the Company and the Holders of a majority of the Registrable Shares to be included in such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (f) Notify each Holder of Registrable Shares covered by such registration statement, at any time when a prospectus relating thereto and covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

         (g) In the event of the notification provided for in Section 4(f) above, the Company shall use its best efforts to prepare and file with the SEC (and to provide copies thereof to the Holders) as soon as reasonably possible an amended prospectus complying with the 1933 Act, and the period during which the prospectus referred to in the notice provided for in Section 4(f) above cannot be used and the time period prior to the use of the amended prospectus referred to in this Section 4(g) shall not be counted in the one hundred twenty (120) day period of this Section 4.

4.       FURNISH INFORMATION.

         (a) It shall be a condition precedent to the obligations of the Company that the selling Holders shall furnish to the Company any and all information reasonably requested by the Company, its officers, directors, employees, counsel, agents or representatives, the underwriter or underwriters, if any, and the SEC or any other Governmental Authority, including, but not limited to: (i) such information regarding themselves, the Registrable Shares held by them, and the intended method of disposition of such securities, as shall be required to effect the registration of their Registrable Shares; and
(ii) the identity of and compensation to be paid to any proposed underwriter or broker-dealer to be employed in connection therewith.

         (b) In connection with the preparation and filing of each registration statement registering Registrable Shares under the 1933 Act, the Company shall give the Holders of Registrable Shares on whose behalf such Registrable Shares are to be registered and their underwriters, if any, and their respective counsel and accountants, at such Holders' sole cost and expense (except as otherwise set forth herein), such access to copies of the Company's records and documents and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.


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

5. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions applicable to the Registrable Shares sold by selling Holders, incurred in connection with the registration of the Registrable Shares pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printer's expenses, accounting and legal fees and expenses of the Company and the reasonable legal fees of one (1) legal counsel for all Holders, shall be borne by the Company.

6. INDEMNIFICATION REGARDING REGISTRATION RIGHTS. If any Registrable Shares are included in a registration statement pursuant to this Agreement:

         (a)    To the extent  permitted by law, the Company will  indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, liabilities (joint or several) or any legal or other costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action to which they may become subject under the 1933 Act, the 1934 Act or state law, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact with respect to the Company or its securities contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements therein; (ii) the omission or alleged omission to state therein a material fact with respect to the Company or its securities required to be stated therein or necessary to make the statements therein not misleading; or
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. Notwithstanding the foregoing, the indemnity agreement contained in this Section 7(a) shall not apply and the Company shall not be liable (i) in any such case for any such loss, claim, damage, costs, expenses, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person,
(ii) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, or (iii) if the statement or omission was corrected in a subsequent preliminary or final prospectus or amendment or supplement thereto, and the Holder failed to deliver such document to the purchaser of its securities.

         (b) To the extent permitted by law, each Holder who participates in a registration pursuant to the terms and conditions of this Agreement shall indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law, each of the Company's employees, agents, counsel and representatives, any underwriter and any other Holder selling securities in such registration statement, or any of its directors or officers, or any person who controls such Holder, against any losses, claims, damages, costs, expenses, liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent, representative, underwriter, or other such Holder, or director, officer or controlling person thereof, may become subject, under the 1933 Act, the 1934 Act or other federal or state law, only insofar as such losses, claims, damages, costs, expenses or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent and only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such. Each such Holder will indemnify any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent representative, controlling person, underwriter or other Holder, or officer, director or of any controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, costs, expenses, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld.


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

         (c)    Promptly  after  receipt  by an  indemnified  party  under  this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 7, except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced in its ability to defend such action solely as a result of the failure to give such notice.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under this Section 7 in respect of any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand and of the Holder, on the other, in connection with the Violation that resulted in such losses, claims, damages, costs, expenses, liabilities or actions. The relative fault of the Company, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission to state a material fact relates to information supplied by the Company or by the Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company, on the one hand, and the Holders, on the other, agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, costs, expenses, liabilities and actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this
Section 7, neither the Company nor the Holders shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public exceeds the amount of any damages which the Company or each such Holder has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.


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7.       REPORTS  UNDER  THE 1934  ACT.  So long as the  Company  has a class of securities registered pursuant to Section 12 of the 1934 Act, with a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, if applicable, the Company agrees to use its reasonable efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

         (b) File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act;

         (c) Use its reasonable best efforts to include all Common Stock covered by such registration statement on NASDAQ if the Common Stock is then quoted on NASDAQ; or list all Common Stock covered by such registration statement on such securities exchange on which any of the Common Stock is then listed; or, if the Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such Common Stock covered by such registration statement quoted on NASDAQ or, at the option of the Company, listed on a national securities exchange; and

         (d) Furnish to any Holder, so long as the Holder owns any Registrable Shares, (i) forthwith upon request a copy of the most recent annual or quarterly report of the Company and such other SEC reports and documents so filed by the Company, and (ii) such other information (but not any opinion of counsel) as may be reasonably requested by any Holder seeking to avail himself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

8. ASSIGNMENT OF REGISTRATION RIGHTS. Subject to the terms and conditions of this Agreement, the right to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned by Holder to any transferee or assignee of such securities; provided that said transferee or assignee is a transferee or assignee of at least ten percent (10%) of the Registrable Shares and provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; it being the intention that so long as Holder holds any Registrable Shares hereunder, either Holder or its transferee or assignee of at least ten percent may exercise the registration rights hereunder. Other than as set forth above, the parties hereto hereby agree that the registration rights hereunder shall not be transferable or assigned and any contemplated transfer or assignment in contravention of this Agreement shall be deemed null and void and of no effect whatsoever.

9.       OTHER MATTERS.

         (a) Each Holder of Registrable Shares hereby agrees by acquisition of such Registrable Shares that, with respect to each offering of the Registrable Shares, whether each Holder is offering such Registrable Shares in an underwritten or nonunderwritten offering, such Holder will comply with Regulation M or such other or additional anti-manipulation rules then in effect until such offering has been completed, and in respect of any nonunderwritten offering, in writing will inform the Company, any other Holders who are selling shareholders, and any national securities exchange upon which the securities of the Company are listed, that the Registrable Shares have been sold and will, upon the Company's request, furnish the distribution list of the Registrable Shares. In addition, upon the request of the Company, each Holder will supply the Company with such documents and information as the Company may reasonably request with respect to the subject matter set forth and described in this
Section 10.

         (b) Each Holder of Registrable Shares hereby agrees by acquisition of such Registrable Shares that, upon receipt of any notice from the Company of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference, in order to make the statements therein not misleading in any material respect, such Holder will forthwith discontinue disposition of Registrable Shares under the prospectus related to the applicable registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.

10. WAIVERS AND MODIFICATIONS. All modifications, consents, amendments or waivers (herein "Waivers") of any provision of this Agreement shall be effective only if the same shall be in writing by Shareholders and then shall be effective only in the specific instance and for the purpose for which given. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. No failure to exercise, and no delay in exercising, on the part of Shareholders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Shareholders hereunder shall be in addition to all other rights provided by law.

11. GOVERNING LAW. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of law principles.

12.      ARBITRATION.

         (a) Upon the demand of Shareholders or the Company (collectively the "parties"), made before the institution of any judicial proceeding or not more than sixty (60) days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement, or any related agreements, documents, or instruments (the "Documents"). The parties understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather that being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot later be brought, filed, or pursued in court.

         (b) Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration Rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the provisions of the Federal Arbitration Act (Title 9 of the United States Code), and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Delaware. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or similar governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorneys' fees, incurred by the opposing party in compelling arbitration of any Dispute.

         (c) No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any party to (i) foreclose against any real or personal property collateral or other security, (ii) exercise self-help remedies (including repossession and set off rights) or (iii) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other exercise of rights under this
Section 13 shall be a Dispute hereunder.

         (d) Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law of the State of Delaware. Arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than five (5) years practice in commercial law in the State of Delaware. With respect to a Dispute in which the claims or amounts in controversy do not exceed five hundred thousand dollars ($500,000), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hundred thousand dollars ($500,000), including all damages of any kind whatsoever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of all parties' claims to recover more than five hundred thousand dollars ($500,000). A Dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000) shall be decided by a majority vote of a panel of three arbitrators ("Arbitration Panel"), one of whom must possess the qualifications to sit as a single arbitrator in a Dispute decided by one arbitrator. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this Agreement or any Dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.

         (e) To the maximum extent practicable, the Administrator, the arbitrator(s) and the parties shall take any action reasonably necessary to require that an arbitration proceeding hereunder be concluded within one hundred eighty (180) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in the State of Delaware at a location determined by the Administrator. In any such proceeding, a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to this Agreement which does not require the presence of a third party which could not be joined as a party in the proceeding. The provisions of this arbitration clause shall survive any termination, amendment or expiration of this Agreement unless the parties otherwise expressly agree in writing. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

13. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of this Agreement a provision mutually agreeable to the Company and Shareholders as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event the Company and Shareholders are unable to agree upon a provision to be added to this Agreement within a period of ten (10) business days after a provision of this Agreement is held to be illegal, invalid or unenforceable, then a provision acceptable to independent arbitrators, such to be selected in accordance with the provisions of the American Arbitration Association, as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to this Agreement. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and Shareholders and their respective successors, assigns and legal representatives; provided, however, that the Company may not, without the prior written consent of Shareholders, assign any rights, powers, duties or obligations thereunder.

15. NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Shareholders liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Company, or for debts or claims accruing to any such persons against the Company. Notwithstanding anything contained herein, no conduct by any or all of the parties hereto, before or after signing this Agreement, shall be construed as creating any right, claim or cause of action against Shareholders, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Company, nor to any other person or entity other than the Company.

16. ENTIRETY. This Agreement and any other documents or instruments issued or entered into pursuant hereto and thereto contain the entire agreement between the parties and supersede all prior agreements and understandings, written or oral (if any), relating to the subject matter hereof and thereof.

17. HEADINGS. Section headings are for convenience of reference only and, except as a means of identification of reference, shall in no way affect the interpretation of this Agreement.

18. SURVIVAL. All representations and warranties made by the Company herein shall survive the Merger.

19. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

20.      NOTICES.

         (a) Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or
(ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

         (b) Any notice to be mailed, sent or personally delivered shall be mailed or delivered to the principal offices of the party to whom such notice is addressed, as that address is specified herein below. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed, postage prepaid, or sent by overnight service or personally delivered or, if transmitted by telex or facsimile transmission, on the day that such notice is transmitted; provided, however, that any notice by telex or facsimile transmission, received by any the Company or Shareholders after 4:00 p.m., Dallas, Texas time, at the recipient's address, on any day, shall be deemed to have been given on the next succeeding business day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties.

         If to the Company to:

         Integrated Security Systems, Inc.
         8200 Springwood Drive, Suite 230
         Irving, Texas  75063
         (972) 444-8280 (telephone)
         (972) 869-3843 (fax)

         with a copy to:

         David H. Oden, Esq.
         Hayes and Boone, LLP
         2505 N. Plano Road
         Suite 4000
         Richardson, Texas  75082
         (972) 739-6929 (telephone)
         (972) 680-7551 (fax)

         If to Shareholders to:

         Mary Roland
         7911 Roswell Drive
         Falls Church, VA 22043-3410

         and

         Ann Rosenbloom
         1326 Colvin Forest Drive
         Vienna, VA 22182

         with a copy to:

         Robert A. Welp, Esq.
         Hogan & Hartson L.L.P.
         8300 Greensboro Drive
         Suite 1100
         McLean, VA 22203
         (703) 610-6119 (telephone)
         (703) 610-6200 (fax)

         Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided here will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered, as of the date and year first above written.


                                      COMPANY:

                                      INTEGRATED SECURITY SYSTEMS, INC.



                                      By:  /S/ C. A. Rundell, Jr.
                                           ------------------------------------
                                           C. A. Rundell, Jr.
                                           Chairman and Chief Executive Officer



                                      SHAREHOLDERS:



                                      /S/ Mary Roland
                                      -----------------------------------------
                                      Mary Roland



                                      /S/ Ann Rosenbloom
                                      -----------------------------------------
                                      Ann Rosenbloom